Exhibit 16.1

February 3, 2015

U.S Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re: Yosen Group, Inc.

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K, dated February 3, 2015, of Yosen Group, In., and are in agreement with the statements contained in the second, third and fourth paragraph, of such Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Goldman Kurland and Mohidin, LLP

Encino, California

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
16133 Ventura Blvd., Suite 880	Encino, CA 91436
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